UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 30, 2009, Flagstar Bancorp, Inc. (the “Company”) and the United States Department of the Treasury (the “Treasury”) entered into a Letter Agreement including the Securities Purchase Agreement — Standard Terms incorporated therein (the “Purchase Agreement”) pursuant to which the Company issued to the Treasury, in exchange for aggregate consideration of $266,657,000, (i) 266,657 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $0.01 and liquidation preference $1,000 per share (the “Series C Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase up to 64,513,790 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.62 per share, subject to certain anti-dilution and other adjustments. The issuance and sale of the Series C Preferred Stock and Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.
The Series C Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series C Preferred Stock is non-voting, other than class voting rights on certain matters that could adversely affect the Series C Preferred Stock. If dividends on the Series C Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series C Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These directors will be elected annually and serve until all accrued and unpaid dividends on the Series C Preferred Stock have been paid.
The Series C Preferred Stock may be redeemed by the Company at par on or after February 15, 2012. Prior to this date, the Series C Preferred Stock may not be redeemed unless the Company has received aggregate gross proceeds from one or more qualified equity offerings of any Tier 1 perpetual preferred or common stock of the Company (a “Qualified Equity Offering”) equal to $66,664,250, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. Subject to certain limited exceptions, until January 30, 2012, or such earlier time as all Series C Preferred Stock has been redeemed or transferred by Treasury, the Company will not, without Treasury’s consent, be able to increase its dividend rate per share of Common Stock or repurchase its Common Stock. The Series C Preferred Stock will rank senior to the Company’s Common Stock in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company and senior to other preferred stock of the Company. A merger, consolidation or sale of assets of the Company shall not, however, constitute a liquidation, dissolution or winding up of the Company for purposes of payment of any senior or paramount distribution on the Series C Preferred Stock.
In connection with the issuance of the Series C Preferred Stock, on January 28, 2009, the Company filed with the Michigan Department of Labor and Economic Growth the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company (the “Certificate of Designations”) establishing the terms of the Series C Preferred Stock, including the relevant provisions described above.
The Warrant is exercisable upon receipt of stockholder approval and has a 10-year term. The exercise price and number of shares of Common Stock subject to the Warrant are both subject to anti-dilution adjustments. The Treasury may not exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. If the Company receives aggregate gross cash proceeds of not less than $266,657,000 from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock underlying the Warrant then held by Treasury will be reduced by one half of the original number of shares underlying the Warrant, taking into account all adjustments previously made thereto. The Warrant provides that if the Company does not obtain shareholder approval allowing the full exercise of the Warrant for Common Stock within 18 months of the issue date of the Warrant, the Treasury may cause the Company to exchange all or a portion of the Warrant for an alternative economic interest in the Company.
In addition to the foregoing, the Purchase Agreement grants the holders of the Series C Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant certain registration rights and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008.

In addition, the Treasury may unilaterally amend any of the terms of the Purchase Agreement to the extent required to comply with any changes after January 30, 2009 in applicable federal statutes.
Copies of the Purchase Agreement, the Certificate of Designations and the form of Warrant are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 is hereby incorporated by reference herein.
Item 3.03 Material Modification to Rights of Security Holders.
The information provided in Item 1.01 is hereby incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series C Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, on January 30, 2009, each of Messrs. Thomas J. Hammond, Mark T. Hammond, Paul D. Borja, Robert O. Rondeau, Jr., and Matthew I. Roslin and Ms. Kirstin A. Hammond (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into an Agreement Relating to Flagstar Bancorp, Inc.’s Participation in the Department of the Treasury’s Capital Purchase Program (“CPP Agreement”) with the Company amending the Benefit Plans with respect to each such Senior Executive Officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.
Copies of the form of Waiver executed by the Senior Executive Officers and the form of CPP Agreement are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information provided in Item 1.01 is hereby incorporated herein by reference, and a copy of the Certificate of Designations described therein is attached as Exhibit 3.1 to this Report.
Item 8.01 Other Events.
On January 30, 2009, Flagstar issued a press release announcing the closing of its previously announced transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information
In connection with the transaction reported herein, a proxy statement relating to certain of the matters discussed in this Form 8-K is expected to be filed with the SEC. When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC website (www.sec.gov). THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. While shareholders are encouraged to read the proxy statement when filed, the Company notes that the shareholder meeting on the matters discussed in the proxy statement will occur after the closing of the separate MatlinPatterson investment and the issuance of the voting preferred stock provides MatlinPatterson with approximately 70% of the votes at any shareholder meeting. The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s shareholders in connection with certain of the matters discussed in this Form 8-K. Information regarding such persons and their interests in the Company is contained in the Company’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the matters discussed in this Form 8-K, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this Form 8-K, which are expected to be filed with the SEC.
The information contained in this Form 8-K is not intended as a solicitation to buy the Company’s stock and is provided for general information. This Form 8-K contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond Flagstar’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company, dated January 28, 2009

4.1	Warrant to purchase up to 64,513,790 shares of Common Stock, issued on January 30, 2009

10.1	Letter Agreement including the Securities Purchase Agreement — Standard Terms incorporated therein, dated January 30, 2009, between Flagstar Bancorp, Inc. and the United States Department of the Treasury

10.2	Form of Waiver, executed on January 30, 2009 by each of Messrs. Thomas J. Hammond, Mark T. Hammond, Paul D. Borja, Robert O. Rondeau, Jr., and Matthew I. Roslin and Ms. Kirstin A. Hammond

10.3	Form of CPP Agreement, executed on January 30, 2009 by each of Messrs. Thomas J. Hammond, Mark T. Hammond, Paul D. Borja, Robert O. Rondeau, Jr., and Matthew I. Roslin and Ms. Kirstin A. Hammond

99.1	Press Release dated January 30, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: February 2, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and CFO